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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): FEBRUARY 28, 2007


                         MEDICAL PROPERTIES TRUST, INC.
               (Exact Name of Registrant as Specified in Charter)


                        COMMISSION FILE NUMBER 001-32559

                MARYLAND                               20-0191742
      (State or other jurisdiction                 (I. R. S. Employer
    of incorporation or organization)              Identification No.)

   1000 URBAN CENTER DRIVE, SUITE 501
             BIRMINGHAM, AL                               35242
(Address of principal executive offices)               (Zip Code)


               Registrant's telephone number, including area code
                                 (205) 969-3755


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

UNDERWRITING AGREEMENT

On February 22, 2007, Medical Properties Trust, Inc. (the "Company") and its subsidiary MPT Operating Partnership, L.P. entered into an Underwriting Agreement (the "Underwriting Agreement") with UBS Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein and as agents for the forward purchasers named therein, pursuant to which the Company agreed to issue and sell to the underwriters an aggregate of 9 million shares of common stock (the "Common Stock"), par value $0.001 per share, of the Company and the forward purchasers agreed to deliver to the underwriters up to an additional 3 million shares of Common Stock. The underwriters are offering all such shares of Common Stock to the public at a price per share of $15.60 (the "Offering"). The closing of the Offering, which was subject to customary closing conditions, occurred on February 28, 2007. In addition, solely for the purpose of covering over-allotments, the Company granted to the underwriters the option to purchase from the Company up to an additional 1.8 million shares of Common Stock for a period of 30 days from the closing of the Offering. The foregoing is a summary description of certain terms of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement attached as Exhibits 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The offering and sale of the shares of Common Stock have been registered under the Securities Act of 1933, as amended, pursuant to the Company's effective shelf registration statement on Form S-3 (Registration No. 333-140433).

FORWARD SALE AGREEMENTS

In connection with the Offering, on February 22, 2007, the Company also entered into forward sale agreements (the "Forward Sale Agreements") with UBS AG, London Branch and Wachovia Bank, National Association (the "Forward Purchasers"), relating to an aggregate of 3 million shares of Common Stock (the "Forward Shares"). In connection with the execution of the Forward Sale Agreements and at the Company's request, UBS Securities LLC, and Wachovia Capital Markets, LLC, as agents for their respective affiliates, are borrowing from third parties and delivering for sale to the underwriters in the Offering 3 million shares of Common Stock. The Company will not receive any proceeds from the sale of shares of Common Stock by the Forward Purchasers. The Company expects to settle the Forward Sale Agreements and receive proceeds, subject to certain adjustments, from the sale of the Forward Shares only upon one or more future physical settlements on a date or dates specified by the Company up to and including the maturity date. Subject to certain conditions, the Company may also elect cash settlement for all or a portion of its obligations. The Forward Sale Agreements provide for an initial forward price of $14.82 per share plus interest based on the federal funds rate less a spread, less scheduled quarterly decreases, and will mature one year after closing of the Offering. The Forward Sale Agreements are subject to early termination under certain circumstances.

The foregoing is a summary description of certain terms of the Forward Sale Agreements and is qualified in its entirety by the text of the Forward Sale Agreements attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 7.01. REGULATION FD DISCLOSURE

On February 23, 2007, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits


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1.1   Underwriting Agreement dated February 22, 2007, among the Company and UBS
      Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters set forth on Schedule A thereto.

10.1 Forward Sale Agreement dated February 22, 2007, between the Company and UBS AG, London Branch.

10.2 Forward Sale Agreement dated February 22, 2007, between the Company and Wachovia Bank, National Association.

99.1  Press Release dated February 23, 2007.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    MEDICAL PROPERTIES TRUST, INC.
                                    (Registrant)


                                    By:   /s/ R. Steven Hamner
                                         ---------------------------------------
                                    R. Steven Hamner
                                    Executive Vice President
                                    and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)



DATE:    FEBRUARY 28, 2007



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